      As filed with the Securities and Exchange Commission on May 27, 1998

                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------


                                    EVI, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                         13-3517570
  (State or other jurisdiction of                           (I.R.S Employer
   incorporation or organization)                          Identification No.)

          5 POST OAK PARK,
             SUITE 1760                                           77027
           HOUSTON, TEXAS
  (Address of Principal Executive                              (Zip Code)
              Offices)



      WEATHERFORD ENTERRA, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR
                               STOCK OPTION PLAN
         WEATHERFORD INTERNATIONAL INCORPORATED 1987 STOCK OPTION PLAN,
                            AS AMENDED AND RESTATED
   WEATHERFORD ENTERRA, INC. 1991 STOCK OPTION PLAN, AS AMENDED AND RESTATED
                      D. DALE WOOD STOCK OPTION AGREEMENT
      WEATHERFORD ENTERRA, INC. STOCK APPRECIATION RIGHTS PLAN, AS AMENDED
           WEATHERFORD ENTERRA, INC. RESTRICTED STOCK INCENTIVE PLAN,
                            AS AMENDED AND RESTATED
             WEATHERFORD ENTERRA, INC. CHANGE OF CONTROL AGREEMENTS
                 WEATHERFORD ENTERRA, INC. 401(K) SAVINGS PLAN
  WEATHERFORD ENTERRA, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                    EMPLOYMENT AGREEMENT WITH CURTIS W. HUFF
                           (Full title of the plans)

                             BERNARD J. DUROC-DANNER
                                    EVI, INC.
                           5 POST OAK PARK, SUITE 1760
                            HOUSTON, TEXAS 77027-3415
                     (Name and address of agent for service)

                                 (713) 297-8400
          (Telephone number, including area code, of agent for service)
                      ------------------------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                           PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
 TITLE OF SECURITIES TO BE              AMOUNT TO BE      OFFERING PRICE PER          AGGREGATE OFFERING         REGISTRATION
       REGISTERED                        REGISTERED             SHARE(1)                    PRICE(1)                  FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value....       2,161,594(2)            $49.25                 $106,458,505                 $31,406
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange, Inc. on May 22, 1998.

(2) Consists of (i) 31,825 shares of Common Stock for the Weatherford Enterra, Inc. Amended and Restated Non-Employee Director Stock Option Plan, (ii) 34,865 shares of Common Stock for the Weatherford International Incorporated 1987 Stock Option Plan, as amended and restated, (iii) 1,207,989 shares of Common Stock for the Weatherford Enterra, Inc. 1991 Stock Option Plan, as amended and restated, (iv) 48,165 shares of Common Stock for the D. Dale Wood Stock Option Agreement, (v) 13,000 shares of Common Stock for the Weatherford Enterra, Inc. Stock Appreciation Rights Plan, as amended, (vi) 35,150 shares of Common Stock for the Weatherford Enterra, Inc. Restricted Stock Incentive Plan, as amended and restated, (vii) 250,000 shares of Common Stock for the Weatherford Enterra, Inc. Change of Control Agreements, (viii) 400,000 shares of Common Stock for the Weatherford Enterra, Inc. 401(k) Savings Plan, (ix) 65,600 shares of Common Stock for the Weatherford Enterra, Inc. Amended and Restated Employee Stock Purchase Plan, (x) 75,000 shares of Common Stock for the Employment Agreement with Curtis W. Huff and (xi) an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of each of the foregoing plans or agreements.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Weatherford Enterra, Inc. 401(k) Savings Plan and the Weatherford Enterra, Inc. Amended and Restated Employee Stock Purchase Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             EVI, Inc., a Delaware corporation (the "Company" or "Registrant"), and each of the Weatherford Enterra, Inc. 401(k) Savings Plan (the "401(k) Plan") and the Weatherford Enterra, Inc. Amended and Restated Employee Stock Purchase Plan (the "Stock Purchase Plan") incorporate by reference in this Registration Statement the following documents:

             1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Amendment No. 1 and Amendment No. 2 to the Annual Report on Form 10-K on Forms 10-K/A;

             2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

             3. The Registrant's Current Report on Form 8-K dated May 1, 1997, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated January 14, 1998;

             4. The Registrant's Current Report on Form 8-K dated November 5, 1997, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated March 26, 1998;

             5. The Registrant's Current Report on Form 8-K dated December 2, 1997, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated February 13, 1998;

             6. The Registrant's Current Report on Form 8-K dated January 28, 1998;

             7. The Registrant's Current Report on Form 8-K dated February 3, 1998;

             8. The Registrant's Current Report on Form 8-K dated February 19, 1998, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated April 21, 1998;

             9. The Registrant's Current Report on Form 8-K dated March 5, 1998, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated March 9, 1998;

             10. The Registrant's Current Report on Form 8-K dated April 20,
1998;

             11. The Registrant's Current Report on Form 8-K dated April 22, 1998, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated April 24, 1998;

             12. The Registrant's Current Report on Form 8-K dated May 15, 1998, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated May 22, 1998;


             13. The description of the Registrant's common stock, $1.00 par value ("Common Stock"), contained in a registration statement on Form 8-A (filed May 19, 1994) and as amended by the Registrant's Registration Statement on Form S-3 (Registration No. 333-12367), including any amendment or report filed for the purpose of updating such description;

             14. The 401(k) Plan's Annual Report on Form 11-K for the year ended December 31, 1996; and

             15. The Stock Purchase Plan's Annual Report on Form 11-K for the year ended December 31, 1997.

             All documents filed by the Registrant and each of the 401(k) Plan and the Stock Purchase Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.      DESCRIPTION OF SECURITIES.

             Not applicable.


ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Uriel E. Dutton, a director of the Registrant, is a partner at Fulbright & Jaworski L.L.P. and currently holds options to purchase 70,000 shares of Common Stock, which options were granted to him pursuant to the Registrant's Non-Employee Director Stock Option Plan. In addition, Curtis W. Huff, a partner at Fulbright & Jaworski L.L.P., has agreed to be retained as Senior Vice President, General Counsel and Secretary of the Registrant, effective on or before June 15, 1998, and pursuant to an agreement with the Registrant would receive 75,000 restricted shares of Common Stock and options to purchase 100,000 shares of Common Stock.


ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

             Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc. ("Lehman Brothers"), constitute two of the seven members of the Board of Directors of the Registrant. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc. ("Holdings"), both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of the Registrant, are to be indemnified by Lehman Brothers and Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of the Registrant at the request of Lehman Brothers and Holdings.

             Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities which they may incur in their capacity as directors pursuant to insurance maintained by Holdings.


ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.


ITEM 8.      EXHIBITS.

             4.1    --       Restated Certificate of Incorporation of the
                             Registrant, as amended (incorporated by reference to Exhibit No. 3.1 to the Registrant's Current
                             Report on Form 8-K (File 1-13086)).

             4.2    --       By-laws of the Registrant (incorporated by
                             reference to Exhibit No. 3.2 to the Registrant's
                             Annual Report on Form 10-K for the year ended
                             December 31, 1993 (File 1-13086)).

             4.3    --       Credit Agreement dated as of February 17, 1998,
                             among EVI, Inc., EVI Oil Tools Canada Ltd., the
                             Subsidiary Guarantors defined therein, Chase Bank of Texas, National Association, as U.S.
                             Administrative Agent, The Bank of Nova Scotia, as
                             Documentation Agent and Canadian Agent, ABN AMRO
                             Bank, N.V., as Syndication Agent, and the other
                             Lenders defined therein, including the form of Note
                             (incorporated by reference to Exhibit No. 4.1 to the Registrant's Current Report on Form 8-K (File
                             1-13086)).

             4.4    --       Indenture dated March 15, 1994, among Energy
                             Ventures, Inc., as Issuer, the Subsidiary
                             Guarantors party thereto, as Guarantors, and Chemical Bank, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K (File 1-13086)).

             4.5    --       Specimen 10 1/4% Senior Note due 2004 of Energy
                             Ventures, Inc. (incorporated by reference to the Registrant's Current Report on Form 8-K (File
                             1-13086)).

             4.6    --       First Supplemental Indenture by and among Energy
                             Ventures, Inc., Prideco and Chemical Bank, as trustee, dated June 30, 1995 (incorporated by reference to Exhibit No. 4.4 to the Registrant's
                             Registration Statement on Form S-3 (Reg. No.
                             33-61933)).

             4.7    --       Second Supplemental Indenture by and among
                             Energy Ventures, Inc., EVI Arrow, Inc., EVI Watson,
                             Inc. and The Chase Manhattan Bank, as trustee, dated effective as of December 6, 1996
                             (incorporated by reference to Exhibit 4.6 to the Registrant's Annual Report on Form 10-K (File
                             1-13086)).

             4.8    --       Third Supplemental Indenture by and among EVI,
                             Inc., Ercon, Inc. and The Chase Manhattan Bank, as trustee, dated effective as of May 1, 1997
                             (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K (File
                             1-13086)).

             4.9    --       Fourth Supplemental Indenture by and among EVI,
                             Inc., XLS Holding, Inc., XL Systems, Inc. and The
                             Chase Manhattan Bank, as trustee, dated effective as of August 25, 1997 (incorporated by reference to Exhibit 99.3 to the Registrant's Current Report on
                             Form 8-K (File 1-13086)).

             4.10   --       Fifth Supplemental Indenture by and between EVI,
                             Inc. and The Chase Manhattan Bank dated as of
                             December 12, 1997 (including the Form of Note and
                             Form of Exchange Note) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File 1-13086)).

             4.11   --       Indenture dated as of October 15, 1997, between
                             EVI, Inc. and The Chase Manhattan Bank, as Trustee
                             (incorporated by reference to Exhibit No. 4.13 to the Registrant's Registration Statement on Form S-3
                             (Reg. No. 333-45207)).

             4.12   --       First Supplemental Indenture dated as of October
                             28, 1997, between EVI, Inc. and The Chase Manhattan
                             Bank, as Trustee (including form of Debenture)
                             (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K (File
                             1-13086)).

             4.13   --       Registration Rights Agreement dated November 3,
                             1997, by and among EVI, Inc., Morgan Stanley & Co.
                             Incorporated, Donaldson, Lufkin & Jenrette
                             Securities Corporation, Credit Suisse First Boston
                             Corporation, Lehman Brothers Inc., Prudential
                             Securities Incorporated and Schroder & Co. Inc.
                             (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K (File
                             1-13086)).

             4.14   --       Weatherford Enterra, Inc. Non-Employee Director
                             Stock Option Plan, as amended and restated
                             (incorporated by reference to Exhibit 10.1 to Weatherford Enterra Inc.'s Quarterly Report on Form
                             10-Q for the quarter ended June 30, 1997 (File No.
                             1-7867)).

             4.15    --      Weatherford Enterra, Inc. 401(k) Savings Plan.

             4.16    --      Weatherford International Incorporated 1987
                             Stock Option Plan, as amended and restated
                             (incorporated by reference to Exhibit 10.3 to Weatherford Enterra, Inc.'s Annual Report on Form
                             10-K for the year ended December 31, 1996 (File No.
                             1-7867)).

             4.17   --       Weatherford Enterra, Inc. 1991 Stock Option
                             Plan, as amended and restated (incorporated by reference to Exhibit 10.4 to Weatherford Enterra,
                             Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-7867)).

             4.18   --       Stock Option Agreement dated October 5, 1995,
                             between D. Dale Wood and Weatherford Enterra, Inc.
                             (incorporated by reference to Exhibit 4.5 to Weatherford Enterra, Inc.'s Registration Statement on Form S-8 (File No. 33-63215)).

             4.19   --       Weatherford Enterra, Inc. Amended and Restated
                             Employee Stock Purchase Plan.

             4.20   --       Weatherford International Incorporated Stock
                             Appreciation Rights Plan (incorporated by reference to Exhibit 10.5 to Weatherford Enterra, Inc.'s
                             Annual Report on Form 10-K for the year ended
                             December 31, 1990 (File No. 1-7867)).

             4.21   --       First Amendment to Weatherford International
                             Incorporated Stock Appreciation Rights Plan
                             (incorporated by reference to Exhibit 10.3 to Weatherford Enterra, Inc.'s Annual Report on Form
                             10-K for the year ended December 31, 1994 (File No.
                             1-7867)).

             4.22   --       Weatherford Enterra, Inc. Restricted Stock
                             Incentive Plan, as amended and restated
                             (incorporated by reference to Exhibit 10.6 to Weatherford Enterra, Inc's Annual Report on Form
                             10-K for the year ended December 31, 1996 (File No.
                             1-7867)).

             4.23   --       Amended and Restated Change of Control
                             Agreements with James R. Burke, Jon Nicholson,
                             Norman W. Nolen and H. Suzanne Thomas (incorporated by reference to Exhibit 10.1 to Weatherford
                             Enterra, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-7867)).

             4.24   --       Change of Control Agreement with Thomas R.
                             Bates, Jr. (incorporated by reference to Exhibit
                             10.4 to Weatherford Enterra, Inc.'s Quarterly
                             Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 1-17867)).

             4.25   --       Change of Control Agreement with Randall D.
                             Stilley (incorporated by reference to Exhibit 10.1 to Weatherford Enterra, Inc's Annual Report on Form
                             10-K for the year ended December 31, 1997 (File No.
                             1-17867)).

             4.26   --       Form of Amended and Restated Change of Control
                             Agreement dated August 16, 1996, between
                             Weatherford Enterra, Inc. and each of Philip D.
                             Gardner, James D. Green, Weldon W. Walker and F.
                             Thomas Tilton.

             4.27   --       Employment Agreement dated March 16, 1998,
                             between EVI, Inc. and Curtis W. Huff (incorporated by reference to Exhibit 10.1 to the Registrant's
                             Quarterly Report on Form 10-Q for the quarter ended
                             March 31, 1998 (File No. 1-13086)).

             5.1    --       Opinion of Fulbright & Jaworski L.L.P.

             23.1   --       Consent of Fulbright & Jaworski L.L.P. (included
                             in Exhibit 5.1).

             23.2   --       Consent of Arthur Andersen LLP with respect to
                             the financial statements of EVI, Inc.

             23.3   --       Consent of Arthur Andersen LLP with respect to
                             the financial statements of Weatherford Enterra, Inc.

             23.4   --       Consent of Arthur Andersen LLP with respect to
                             the financial statements of Christiana Companies, Inc.

             23.5   --       Consent of Arthur Andersen LLP with respect to
                             the GulfMark Retained Assets' financial statements.

             23.6   --       Consent of Ernst & Young LLP with respect to the
                             consolidated financial statements of Trico
                             Industries, Inc.

             23.7   --       Consent of Arthur Andersen & Co. with respect to
                             the combined financial statements of BMW Monarch
                             (Lloydminster) Ltd. and BMW Pump Inc.

             24.1   --       Powers of Attorney (included on page II-8 of
                             this Registration Statement).

             The 401(k) Plan has been submitted to the Internal Revenue Service (the "IRS"), and the Registrant hereby undertakes to submit any amendment thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify such plan.

ITEM 9.      UNDERTAKINGS.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

             Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 1998.

                                EVI, INC.


                                By:       /s/ Bernard J. Duroc-Danner
                                   -----------------------------------------
                                            Bernard J. Duroc-Danner
                                          President, Chief Executive
                                             Officer and Director
                                         (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and James G. Kiley, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                Signature                                            Title                                          Date
                ---------                                            -----                                          ----


       /s/ Bernard J. Duroc-Danner                      President, Chief Executive                              May 26, 1998
----------------------------------------                   Officer and Director
         Bernard J. Duroc-Danner                       (Principal Executive Officer)


           /s/ James G. Kiley                             Vice President and Chief                              May 26, 1998
----------------------------------------                      Financial Officer
             James G. Kiley                            (Principal Financial Officer)


          /s/ Frances R. Powell                           Vice President,Accounting                             May 26, 1998
----------------------------------------                       and Controller
            Frances R. Powell                          (Principal Accounting Officer)


          /s/ David J. Butters                                  Director and                                    May 26, 1998
            David J. Butters                                Chairman of the Board


           /s/ Uriel E. Dutton                                     Director                                     May 26, 1998
----------------------------------------
             Uriel E. Dutton


          /s/ Sheldon S. Gordon                                    Director                                     May 26, 1998
----------------------------------------
            Sheldon S. Gordon


          /s/ Sheldon B. Lubar                                     Director                                     May 26, 1998
----------------------------------------
            Sheldon B. Lubar


          /s/ Robert B. Millard                                    Director                                     May 26, 1998
----------------------------------------
            Robert B. Millard


           /s/ Robert A. Rayne                                     Director                                     May 26, 1998
----------------------------------------
             Robert A. Rayne


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Weatherford Enterra, Inc. 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 1998.


                                   WEATHERFORD ENTERRA, INC. 401(K) SAVINGS
                                   PLAN


                                   By: /s/ Norman W. Nolen
                                      ----------------------------------------
                                           Norman W. Nolen
                                           Member, Administrative Committee

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Weatherford Enterra, Inc. Amended and Restated Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 1998.


                                   WEATHERFORD ENTERRA, INC. AMENDED AND
                                   RESTATED EMPLOYEE STOCK PURCHASE PLAN


                                   By: /s/ Norman W. Nolen
                                   ------------------------------------------
                                         Norman W. Nolen
                                         Member, Administrative Committee

                                  EXHIBIT INDEX

      Exhibit Number                                Description
      --------------                                -----------

           4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit No. 3.1 to the Registrant's Current Report on Form 8-K (File 1-13086)).

           4.2 By-laws of the Registrant (incorporated by reference to Exhibit No. 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File 1-13086)).

           4.3 Credit Agreement dated as of February 17, 1998, among EVI, Inc., EVI Oil Tools Canada Ltd., the Subsidiary Guarantors defined therein, Chase Bank of Texas, National Association, as U.S. Administrative Agent, The Bank of Nova Scotia, as Documentation Agent and Canadian Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the form of Note (incorporated by reference to Exhibit No. 4.1 to the Registrant's Current Report on Form 8-K (File 1-13086)).

           4.4 Indenture dated March 15, 1994, among Energy Ventures, Inc., as Issuer, the Subsidiary Guarantors party thereto, as Guarantors, and Chemical Bank, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K (File 1-13086)).

           4.5 Specimen 10 1/4% Senior Note due 2004 of Energy Ventures, Inc. (incorporated by reference to the Registrant's Current Report on Form 8-K (File 1-13086)).

           4.6 First Supplemental Indenture by and among Energy Ventures, Inc., Prideco and Chemical Bank, as trustee, dated June 30, 1995 (incorporated by reference to Exhibit No.
                                    4.4 to the Registrant's Registration
                                    Statement on Form S-3 (Reg. No. 33-61933)).

           4.7 Second Supplemental Indenture by and among Energy Ventures, Inc., EVI Arrow, Inc., EVI Watson, Inc. and The Chase Manhattan Bank, as trustee, dated effective as of December 6, 1996 (incorporated by reference to Exhibit 4.6 to the Registrant's Annual Report on Form 10-K (File 1-13086)).

           4.8 Third Supplemental Indenture by and among EVI, Inc., Ercon, Inc. and The Chase Manhattan Bank, as trustee, dated effective as of May 1, 1997 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K (File 1-13086)).

           4.9 Fourth Supplemental Indenture by and among EVI, Inc., XLS Holding, Inc., XL Systems, Inc. and The Chase Manhattan Bank, as trustee, dated effective as of August 25, 1997 (incorporated by reference to Exhibit
                                    99.3 to the Registrant's Current Report on
                                    Form 8-K (File 1-13086)).

           4.10 Fifth Supplemental Indenture by and between EVI, Inc. and The Chase Manhattan Bank dated as of December 12, 1997 (including the Form of Note and Form of Exchange Note) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File 1-13086)).

           4.11 Indenture dated as of October 15, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit No. 4.13 to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-45207)).

           4.12 First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee (including form of Debenture) (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K (File 1-13086)).

           4.13 Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, Lehman Brothers Inc., Prudential Securities Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K (File 1-13086)).

           4.14 Weatherford Enterra, Inc. Non-Employee Director Stock Option Plan, as amended and restated (incorporated by reference to
                                    Exhibit 10.1 to Weatherford Enterra Inc.'s
                                    Quarterly Report on Form 10-Q for the
                                    quarter ended June 30, 1997 (File No. 1-
                                    7867)).

           4.15                     Weatherford Enterra, Inc. 401(k) Savings
                                    Plan.

           4.16 Weatherford International Incorporated 1987 Stock Option Plan, as amended and restated (incorporated by reference to Exhibit 10.3 to Weatherford Enterra, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-7867)).

           4.17 Weatherford Enterra, Inc. 1991 Stock Option Plan, as amended and restated (incorporated by reference to Exhibit 10.4 to Weatherford Enterra, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-7867)).

           4.18 Stock Option Agreement dated October 5, 1995, between D. Dale Wood and Weatherford Enterra, Inc. (incorporated by reference to Exhibit 4.5 to Weatherford Enterra, Inc.'s Registration Statement on Form S-8 (File No. 33-63215)).

           4.19 Weatherford Enterra, Inc. Amended and Restated Employee Stock Purchase Plan.

           4.20 Weatherford International Incorporated Stock Appreciation Rights Plan (incorporated by reference to Exhibit 10.5 to Weatherford Enterra, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1990 (File No. 1-7867)).

           4.21 First Amendment to Weatherford International Incorporated Stock Appreciation Rights Plan (incorporated by reference to Exhibit 10.3 to Weatherford Enterra, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-7867)).

           4.22 Weatherford Enterra, Inc. Restricted Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.6 to Weatherford Enterra, Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-7867)).

           4.23 Amended and Restated Change of Control Agreements with James R. Burke, Jon Nicholson, Norman W. Nolen and H. Suzanne Thomas (incorporated by reference to Exhibit
                                 10.1 to Weatherford Enterra, Inc.'s Annual
                                 Report on Form 10-K for the year ended
                                 December 31, 1996 (File No. 1-7867)).


           4.24                  Change of Control Agreement with Thomas R.
                                 Bates, Jr. (incorporated by reference to Exhibit 10.4 to Weatherford Enterra, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 1-17867)).

           4.25                  Change of Control Agreement with Randall D.
                                 Stilley (incorporated by reference to
                                 Exhibit 10.1 to Weatherford Enterra, Inc's
                                 Annual Report on Form 10-K for the year
                                 ended December 31, 1997 (File No. 1-17867)).

           4.26 Form of Amended and Restated Change of Control Agreement dated August 16, 1996, between Weatherford Enterra, Inc., and each of Philip D. Gardner, James D. Green, Weldon
                                 W. Walker and F. Thomas Tilton.

           4.27 Employment Agreement dated March 16, 1998, between EVI, Inc. and Curtis W. Huff (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 1-13086)).

           5.1                   Opinion of Fulbright & Jaworski L.L.P.

           23.1                  Consent of Fulbright & Jaworski L.L.P.
                                 (included in Exhibit 5.1).

           23.2 Consent of Arthur Andersen LLP with respect to the financial statements of EVI, Inc.

           23.3 Consent of Arthur Andersen LLP with respect to the financial statements of Weatherford Enterra, Inc.

           23.4 Consent of Arthur Andersen LLP with respect to the financial statements of Christiana Companies, Inc.

           23.5 Consent of Arthur Andersen LLP with respect to the GulfMark Retained Assets' financial statements.

           23.6 Consent of Ernst & Young LLP with respect to the consolidated financial statements of Trico Industries, Inc.

           23.7 Consent of Arthur Andersen & Co. with respect to the combined financial statements of BMW Monarch (Lloydminster) Ltd. and BMW Pump Inc.

           24.1 Powers of Attorney (included on page II-8 of this Registration Statement).